                            STOCK PURCHASE ELECTION
        TO EXERCISE PURCHASE RIGHTS AND TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                              MYCOGEN CORPORATION
           PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 4, 1998
                                       OF
                         AGROSCIENCES ACQUISITION, INC.
                         A MAJORITY-OWNED SUBSIDIARY OF
                              DOW AGROSCIENCES LLC
                   AND A WHOLLY-OWNED INDIRECT SUBSIDIARY OF
                            THE DOW CHEMICAL COMPANY

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                          SIGNATURE REQUIRED ON PAGE 4
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Dear Purchase Rights Holder:

    AgroSciences Acquisition Inc. ("Purchaser"), a majority-owned subsidiary of Dow AgroSciences LLC ("Parent") and a wholly owned indirect subsidiary of The Dow Chemical Company ("TDCC"), has made an offer to purchase all of the outstanding shares of common stock, par value $0.001 per share (including the associated preferred stock purchase rights) (the "Shares"), of Mycogen Corporation (the "Company"), at a purchase price of $28.00 per Share, net to the seller in cash. The enclosed Offer to Purchase dated September 4, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal enclosed with this Stock Purchase Election (which, together with the Offer to Purchase, constitute the "Offer"), describe the Offer in greater detail.

    As a holder of purchase rights ("Purchase Rights") to purchase Shares under the Mycogen Corporation 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), you may submit to the Company this Stock Purchase Election exercising all of your Purchase Rights (calculated assuming your payroll deductions had continued at the same level through November 30, 1998) and the Company will tender each of the Shares issuable under all such Purchase Rights (the "Stock Purchase Shares") in the Offer, as set forth below under "Instructions"; provided that any exercise of Purchase Rights must be in accordance with the terms of the Stock Purchase Plan.

    By signing below, you hereby agree that, immediately prior to the purchase of Shares by Purchaser in the Offer, and contingent upon such purchase, you will be deemed to have fully exercised your Purchase Rights and to have tendered each of the Stock Purchase Shares to Purchaser pursuant to the Offer. By signing below, you also agree that the amount of payroll deductions accumulated in your account under the Stock Purchase Plan will be used to exercise the Purchase Rights and that the difference between the entire purchase price for the Stock Purchase Shares and the amount of the accumulated payroll deductions shall be deemed to be paid with the proceeds of an interest free advance from the Company (the "Advance"). The Advance will be deemed to be repaid in full on your behalf by Purchaser from a portion of the consideration due to you for such Stock Purchase Shares in the Offer. After such repayment, you will be entitled to receive from Purchaser the balance of such consideration with respect to each Stock Purchase Share purchased by Purchaser pursuant to the Offer.

    By signing below, you acknowledge that you have been advised that (1) the Company and Parent will make it possible for Stock Purchase Shares issuable upon exercise of Purchase Rights covered by Stock Purchase Elections above to be deemed tendered in the Offer, and (2) upon the purchase of Stock Purchase Shares pursuant to this Stock Purchase Election, you will have no further rights under such Purchase Rights.

    TO ASSURE THAT YOUR STOCK PURCHASE ELECTION CAN BE PROCESSED ON TIME, PLEASE EXECUTE THIS STOCK PURCHASE ELECTION AND DELIVER IT TO THE COMPANY ACCORDING TO THE INSTRUCTIONS SET FORTH BELOW, BEFORE 5:00 P.M., SAN DIEGO, CALIFORNIA TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS THE OFFER IS EXTENDED.

    The Offer is being made in connection with an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 31, 1998, among the Company, Purchaser, Parent and, for the limited purpose set forth in the Merger Agreement, TDCC. If you decide not to execute this Stock Purchase Election and return it to the Company and, thereby, not exercise your Purchase Rights and tender your Stock Purchase Shares under the Offer, then, contingent upon the purchase by Purchaser of Shares pursuant to the Offer, the Company intends to treat your Purchase Rights as terminated and no longer outstanding as of the Effective Time of the Merger (as defined in the Offer to Purchase) and your payroll deductions will be returned to you; provided, however, that the Company will make arrangements so that if you consent to the termination of your Purchase Rights (either before the Effective Time of the Merger, or within a reasonable time thereafter), then you will be entitled to receive in respect of your Purchase Rights an amount in cash equal to the net amount you would have received if you had executed the Stock Purchase Election.

    If you require additional information concerning the terms and conditions of the Offer, please call Georgeson & Company Inc., the Information Agent, at (800) 223-2064. If you require additional information
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concerning the procedure to tender Stock Purchase Shares or the completion of this Stock Purchase Election, please call Cheri Manis of the Company's Investor Relations Department at (800) 745-7475.

    BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

    THE SPECIAL COMMITTEE COMPRISED OF TWO MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS INDEPENDENT OF TDCC, PARENT AND PURCHASER (THE "SPECIAL COMMITTEE"), UNANIMOUSLY RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS THAT IT APPROVE THE OFFER. THE COMPANY'S ENTIRE BOARD OF DIRECTORS ALSO REVIEWED THE OFFER AND, AFTER RECEIPT OF THE RECOMMENDATION OF THE SPECIAL COMMITTEE, CONCLUDED THAT THE OFFER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS (OTHER THAN TDCC OR ITS AFFILIATES). ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY HAS APPROVED THE OFFER AND RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES.
                            ------------------------

                                  INSTRUCTIONS

    Carefully complete this Stock Purchase Election below. To assure that your Stock Purchase Election can be processed on time, please be sure to sign and date the form and return this Stock Purchase Election to Mycogen Corporation, AgroSciences Tender Offer, 5501 Oberlin Drive, San Diego, California 92121,
Attention: Cheri Manis, not later than 5:00 p.m., San Diego, California time, on Wednesday, September 30, 1998, unless the Offer is extended.

    The Company reserves the absolute right to waive any defect or irregularity in the exercise of any Purchase Rights or the tender of any Stock Purchase Shares. No exercise of Purchase Rights and tender of Stock Purchase Shares will be deemed to be properly made until all defects or irregularities have been cured or waived. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of exercises of Purchase Rights and Stock Purchase Shares, and none of them will incur any liability for failure to give any such notice.

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER OF PURCHASE RIGHTS. NO FACSIMILE TRANSMISSIONS OF THE STOCK PURCHASE ELECTION WILL BE ACCEPTED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

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STOCK PURCHASE EXERCISE

    If you want to exercise your Purchase Rights and tender your Stock Purchase Shares in the Offer, follow the instructions below.

    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS PURCHASER EXTENDS THE OFFER. EXCEPT AS SET FORTH HEREIN, IF YOU WANT TO PARTICIPATE IN THE OFFER, YOU MUST COMPLETE AND RETURN THE ENCLOSED STOCK PURCHASE ELECTION AS SET FORTH IN INSTRUCTION (2) BELOW PRIOR TO THE EXPIRATION OF THE OFFER.

    To properly complete your Stock Purchase Election, you need to do the following:

    (1) Complete, date and sign the Stock Purchase Election on page 4.

    (2) Return this Stock Purchase Election to Mycogen Corporation, AgroSciences Tender Offer, 5501 Oberlin Drive, San Diego, California 92121, Attention: Cheri Manis, not later than 5:00 p.m., San Diego, California time, on Wednesday, September 30, 1998, unless the Offer is extended. Stock Purchase Elections received after the expiration of the Offer will not be honored. NO FACSIMILE TRANSMITTALS OF THE STOCK PURCHASE ELECTION WILL BE ACCEPTED.

WITHDRAWAL

    If completely and properly submitted, your direction to exercise Purchase Rights and tender the related Stock Purchase Shares will be deemed irrevocable upon receipt by the Company unless withdrawn prior to the expiration of the Offer, unless the Offer is extended. In order to make an effective withdrawal, you must submit a new Stock Purchase Election which may be obtained by calling Cheri Manis of the Company's Investor Relations Department at (800) 745-7475 (or use a photocopy of a Stock Purchase Election). Your new Stock Purchase Election must be signed and dated on page 4. You must also write "WITHDRAW" in the space beneath the signature block on page 4. Upon receipt of a new, signed, dated and properly completed Stock Purchase Election, your previous direction will be deemed canceled. You may be deemed to re-exercise your Purchase Rights and be deemed to re-tender your Stock Purchase Shares by obtaining another Stock Purchase Election from Cheri Manis (or use a photocopy of a Stock Purchase Election) and repeating the previous instructions for directing exercises and tenders as set forth above.

FURTHER INFORMATION

    If you require additional information concerning the terms and conditions of the Offer, please call Georgeson & Company Inc., the Information Agent, at (800) 223-2064. If you require additional information concerning the procedure to tender Stock Purchase Shares receivable upon exercise of your Purchase Rights or the completion of this Stock Purchase Election, please call Cheri Manis of the Company's Investor Relations Department at (800) 745-7475.

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                                   SIGNATURE
                                   (REQUIRED)

      The undersigned acknowledges receipt of the Offer to Purchase, dated September 4, 1998, from Purchaser and Parent and represents that the undersigned has carefully read such documents. The undersigned hereby instructs the Company, subject to the terms and conditions set forth in this Stock Purchase Election and the Offer to Purchase, to carry out the instructions contained in this form.

      The Company is hereby authorized to exercise all Purchase Rights of which the undersigned is a holder and to tender the undersigned's Stock Purchase Shares.

      The undersigned understands that withholding taxes, at the minimum rate or the rate specified in Form B tax election previously filed with the Company, will be withheld from any proceeds received by the undersigned (unless the undersigned has submitted with this form, or pursuant to subsequent notification from the Company, a check in an amount sufficient to cover such amount). The undersigned further agrees that, if such proceeds are insufficient to cover applicable withholding taxes, Stock Purchase Shares will not be credited to his or her account until he or she has, upon request of the Company, forwarded to the Company a check in an amount sufficient to cover such taxes. In lieu of withholding at such rates, the undersigned instructs the Company to withhold taxes at the following rates (which may not be less than the minimum federal, state or local tax rates applicable to you, nor in excess of such proceeds):
             Federal________%;  State:________%;  Local:________%.

      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED.

  Signature:________________________              Date:_______________________
  Name:_______________________  Social Security Number:_______________________
                  (PLEASE PRINT)

  Address:____________________________________________________________________
          (STREET ADDRESS, INCLUDING APARTMENT NUMBER -- PLEASE PRINT)

   __________________________________________________________________________
   (CITY)                          (STATE)                         (ZIP CODE)

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